                                                                     EXHIBIT 4.6

                          NE RESTAURANT COMPANY, INC.

                                 $100,000,000
                         10 3/4% Senior Notes due 2008

                               AMENDMENT NO. 1 TO
                               ------------------
                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT
                   ------------------------------------------

                                                July 21, 1998

CHASE SECURITIES INC.
BANCBOSTON SECURITIES INC.
c/o Chase Securities Inc.
270 Park Avenue, 4th Floor
New York, New York 10017

Ladies and Gentlemen:

         On July 20, 1998, NE Restaurant Company, Inc., a Delaware corporation (the "Company"), issued and sold to Chase Securities Inc. ("CSI") and
      -------                                               ---
BancBoston Securities, Inc. (together with CSI, the "Initial Purchasers"), upon
                                                     ------------------
the terms and subject to the conditions set forth in a purchase agreement dated July 13, 1998 (the "Purchase Agreement"), $100,000,000 aggregate principal
                    ------------------
amount of its 10 3/4% Senior Notes due 2008 (the "Notes"), which Notes are to
                                                  -----
be unconditionally guaranteed (the "Guarantees", and, together with the Notes,
                                    ----------
the "Securities"), on a senior unsecured basis, by each Guarantor. On July 21,
     ----------
1998, the Company used the proceeds from the sale of the Securities, along with additional funds, to acquire Bertucci's, Inc. ("Bertucci's"), which, along with all of its subsidiaries, shall provide Guarantees for the Notes. Capitalized terms used but not deemed herein shall have the meanings given to such terms in the Purchase Agreement.

         Pursuant to Section 10(a) of the Exchange and Registration Rights Agreement (the "Agreement"), dated as of July 20, 1998, the Company and the Initial Purchasers agreed to amend the Agreement for the purpose of adding Bertucci's and its subsidiaries as parties thereto.

         Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend the Agreement for the purpose of making Bertucci's, Bertucci's Restaurant Corp., Bertucci's of Ann Arundel County, Inc., Bertucci's of Columbia, Inc., Bertucci's of Baltimore County, Inc., Bertucci's of Bel Air, Inc., Bertucci's of White Marsh, Inc., Berestco, Inc., Bertucci's Securities Corp. and Sal & Vinnie's Sicilian Steakhouse, Inc. parties thereto.

         THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         This Amendment may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.

                                Very truly yours,

                                NE RESTAURANT COMPANY, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S RESTAURANT CORP.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S OF ANN ARUNDEL COUNTY, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S OF COLUMBIA, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S OF BALTIMORE COUNTY, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President

                                BERTUCCI'S OF BEL AIR, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S OF WHITE MARSH, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERESTCO, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S SECURITIES CORP.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                SAL & VINNIE'S SICILIAN STEAKHOUSE, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President

Accepted:

CHASE SECURITIES INC.

By  /s/ Jeffrey Blumin
  ----------------------------
  Authorized Signatory



BANCBOSTON SECURITIES INC.

By  /s/ Steve DeMenna
  ----------------------------
  Authorized Signatory